EXHIBIT 10.2

Security Agreement
[Unofficial Translation]

    Code: CD110421

Party A: GOLDRIVER INDUSTRIAL HOLDING LIMITED

Party B: CHUANGDING INVESTMENT CONSULTING (SHENZHEN) CO., LTD.

Address:

To ensure the implement of the agreement (CD110421) (“main contract”) between NEW ENERGY SYSTEMS GROUP (“Debtor”) and Party B, Party A is willing to provide collateral to the debt formed in accordance with the main contract between Party B and the Debtor. Based on the relevant laws, regulations and rules, both Parties negotiated and reached the following agreement.

1.	Collateral
Party A’s security is based on the Article 13 “Collateral List” of this agreement.
Party A warrants that it has ownership and disposition rights of the collateral.
Party A warrants that there is no ownership dispute on the collateral, nor is the collateral closed down or detained.

2.	The scope of security
Debt principal of RMB 30 million and interest (including compound interest and penalty interest), penalty, damages, relevant expenses paid by Party B and all expenses which Party B spent to achieve debt and security (including but not limited to legal fees, arbitration fees, property preservation fees, travel expenses, implementation fees, assessment fees, auction fees and etc).
When the debtor fails to fulfill its obligations, Party B shall be entitled to request Party A to bear the responsibility within the scope of its guarantee, whether or not it claims any other security under the main contract (including but not limited to guarantee, mortgage, pledge, standby letter of credit and others).

3.	The duration of the security
The duration of the security shall be terminated two years after the statute of limitations during which Party B can claims the outstanding debt.

4.	Change of the main contract
Party A confirms that if Party B and the debtor agree to change the main contract, Party A shall be deemed to consent to such change in advance and Party A does not thereby waive its guarantee obligations, except the changes that:
a.	Extend the debt performance period; or
b.	Increase the principle amount of debt.

5.	The independence of the effect of contract
The validity of this agreement is independent from the main contract. The main contact’s effect doesn’t affect this agreement. If the main contract is recognized as invalid, Party A bears the responsibility to the loss when the debtor returns the collateral.

6.	Custody of collateral
During the duration of the security, Party A shall have the obligation to take care of the collateral, to keep the collateral in good condition and ready to accept Party B’s inspection. If any damage, loss or other situation caused the collateral’s value to decrease significantly, Party A shall inform Party B immediately and provide other collaterals of the same value within 7 business days.
a.	With Party B’s consent to fix the collateral to recover its value;
b.	To deposit with third party designated by Party B;
c.	After Party A provides the new collateral in accordance with Party B’s request, the insurance compensation can be freely disposed of.

7.	Third party’s damage compensation
During the duration of the security, if the decrease of collateral’s value is caused by a third party, the compensation shall be deposited into Party B’s designated account. Party A agrees that Party B has the following options and should assist with the relevant process:
a.	Discharge or early repayment of the debt principal, interest and related cost under the main contract;
b.	Transfer to deposit and use the deposit certificate as collateral;
c.	With Party B’s consent, repair the collateral to recover its value;
d.	Deposit to Party B’s designated third party;
e.	After Party A provides the new collateral in accordance with Party B’s request, the insurance compensation can be freely disposed of.
During the security period, any third party’s activity caused the insufficient value of collateral, Party A should re-provide new collateral which Party B agreed. Part of collateral whose value did not decrease shall remain as collateral of debt.

8.	Disposal of collateral
a.
During the duration of the security, without Party B’s permission, Party A shall not grant, transfer, lease, use as collateral for another debt, transfer or otherwise dispose of the collateral under the contract.

b.
During the duration of the security, Party A shall obtain written consent from Party B before disposition of the collateral. Party A agrees that Party B has the right to choose between the following ways of disposal:

1)	Settle or early repayment of debt principal, interest and related costs under the main contract;
2)	Transfer into deposit and use the deposit certificate as collateral;
3)	Deposit to Party B’s designated third party;
4)	After Party A provides the new collateral in accordance with Party B’s request, the insurance compensation can be freely disposed of.

9.	The realization of the right to collateral
When the following situation happened, Party A agrees that Party B shall have the right to auction, to sell at a discount or to sell the collateral:
a.	The repayment of all or part of the principal or interest under the main contract are due and Party B does not receive the repayment;
b.	Other situations where Party B can realize its debt claims ahead of schedule under the main contract.
Whether through sell at a discount or auction of the collateral, if the sale value of the collateral is lower or higher than the agreed value, the scope of the security is based on the realized value of the collateral. Party B shall have the priority right.

10.	Default and process
During the duration of the security, if Party A breaches the first, sixth, seventh, eighth, and ninth articles, Party B shall have the right to ask Party A to correct within a specific period, provide appropriate security, compensate for the damages, and the right to dispose the collateral in advance.
Party A agrees that Party B shall choose the following methods:
a.	Settle or early repayment of debt principal, interest and related costs under the main contract;
b.	Transfer into deposit and use the deposit certificate as collateral;
c.	Deposit to Party B’s designated third party;
d.	After Party A provides the new collateral in accordance with Party B’s request, the insurance compensation can be freely disposed of.

11.	Expenses
The assessment, notary, insurance, registration, identification, storage, and escrow and other expenses under this agreement shall be borne by Party A.

12.	The applicable law and dispute resolution
The agreement is governed the laws of PRC.
The dispute shall be settled through negotiation. Otherwise, it shall be resolved by the method 1 of the following:
a.	File a suit in Party B’s local court.
b.	File for arbitration with Shenzhen Arbitration Commission (the place of arbitration is in Shenzhen) based on the Commission’s current regulation.
c.	File for arbitration with China International Economic and Trade Arbitration Commission (the place of arbitration is in Shenzhen) based on the Financial Disputes Arbitration Rules.
During the arbitration, the articles of the contract which are involved in the dispute shall be performed.

13.	Collateral lists
As following:

   Collateral list

Name	Certificate and number	Location	Value shown on the invoice of collateral	Appraisal value of collateral	The value which has been set up for other security	Note
New Energy Systems Group

14.	The contact shall become effective after fulfilled the following conditions
a. This agreement shall be signed and sealed by both Parties
b. The “Collateral list” in this agreement which need to register has been registered.

15.	This agreement has 4copies.

16.	Statement terms
a. Party A is clearly aware of the scope of Party B’s business and authorized scope of business.
b. Party A has read all the terms of the agreement and paid particulate attention to the contract terms in black font. Based on Party A’s request, Party B has made the corresponding explanations. Party A fully understands the terms of this agreement and the legal consequences.
c. Party A is authorized to sign this agreement.

Party A (Official Seal):
Legal representative or Authorized person: Weihe Yu

4/21/2011

Party B (Official Seal):
Legal representative or Authorized person: Qin Liu

4/21/2011

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